Exhibit 23.2

KPMG Auditores Independentes

Rua Arquiteto Olavo Redig de Campos, 105, 6º andar - Torre A

04711-904 - São Paulo/SP - Brasil

Caixa Postal 79518 - CEP 04707-970 - São Paulo/SP - Brasil

Telefone +55 (11) 3940-1500

kpmg.com.br

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement on Form S-8 of Natura &CO Holding S.A. of our report dated July 19, 2019, with respect to the consolidated balance sheets of Natura Cosméticos S.A. and subsidiaries (the Company) as of December 31, 2018 and 2017, and the related consolidated statements of income, other comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), which report appears in Registration Statement on Form F-4 of Natura &CO Holding S.A.

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes

São Paulo - Brazil

January 3, 2020

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative (“KPMG International”), uma entidade suíça.	KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.